The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

November 2026

Preliminary Pricing Supplement

Dated November 13, 2026

Registration Statement No. 333-283672

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated February 6, 2025

and Product Supplement dated February 6, 2025)

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Trigger Jump Securities due on or about June 5, 2028

$● Based on the Performance of the Shares of the First Trust Nasdaq Cybersecurity ETF

Principal at Risk Securities

The Trigger Jump Securities (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. At maturity, if the final price is equal to or greater than the initial price, investors will receive the stated principal amount plus a return equal to the digital return of 22.50%. If the final price is less than the initial price but equal to or greater than the trigger price, investors will receive their stated principal amount. If, however, the final price is less than the trigger price, the investor is fully exposed to a loss of their initial investment that is equal to the underlying return. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the potential to receive a return equal to the digital return if the final price is equal to or greater than the initial price. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying fund and must be willing to accept the risk of forgoing any current income and losing a significant portion and, in extreme situations, all of their initial investment at maturity. The securities are unsubordinated, unsecured debt obligations issued by UBS, and all payments on the securities are subject to the credit risk of UBS. If UBS were to default on its obligations you may not receive any amounts owed to you under the securities and you could lose your entire initial investment.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying fund:	The Shares of the First Trust Nasdaq Cybersecurity ETF (Bloomberg Ticker: “CIBR UQ”)
Aggregate principal amount:	$●
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Denominations:	$1,000 per security and integral multiples thereof
Interest:	None
Pricing date:

Expected to be November 30, 2026. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the valuation date and the maturity date to ensure that the stated term of the securities remains the same.

Original issue date:

Expected to be December 3, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Valuation date:

Expected to be May 31, 2028 (to be determined on the pricing date and expected to be approximately 18 months after the pricing date), subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Market Disruption Events” and — Final Valuation Date” and in the accompanying product supplement)

Maturity date:

Expected to be June 5, 2028 (to be determined on the pricing date and expected to be 3 business days after the valuation date), subject to postponement in the event of a market disruption event as described in the accompanying product supplement as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.

Payment at maturity:

￭ If the final price is equal to or greater than the initial price:

$1,000 + ($1,000 × the Digital Return)

￭ If the final price is less than the initial price but equal to or greater than the trigger price:

$1,000

￭ If the final price is less than the trigger price:

$1,000 + ($1,000 × Underlying Return)

Accordingly, if the final price is less than the trigger price, you will lose a percentage of your stated principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Underlying return:	The quotient, expressed as a percentage, of the following formula: Final Price – Initial Price Initial Price
Digital return:	22.50%
Initial price:

$●, which is equal to the closing price of the underlying fund on the pricing date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” , “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity— Delisting, Discontinuance or Modification of, or Change in Law Affecting, an ETF” in the accompanying product supplement).

Trigger price:

$●, which is equal to 70.00% of the initial price (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity— Delisting, Discontinuance or Modification of, or Change in Law Affecting, an ETF” in the accompanying product supplement).

Final price:	The closing price of the underlying fund on the valuation date, as determined by the calculation agent
CUSIP / ISIN:	90266FGG5 / US90266FGG54
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security:	100%	2.00%(a) + 0.50%(b) 2.50%	97.50%
Total:	$●	$●	$●

(1)UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $25.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)a fixed sales commission of $20.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and

(b)a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $925.00 and $955.00. The range of the estimated initial value of the securities was determined on the date of this document by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” on page 9 of this document.

Notice to investors: the securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the securities at maturity, and the securities can have downside market risk similar to the underlying fund. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the securities if you do not understand or are not comfortable with the significant risks involved in investing in the securities.

You should carefully consider the risks described under “Risk Factors” beginning on page 7 and under “Risk Factors” beginning on page PS-9 of the product supplement before purchasing any securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your securities. You may lose a significant portion or all of your initial investment in the securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated February 6, 2025	Prospectus dated February 6, 2025

Trigger Jump Securities due on or about June 5, 2028 $● Based on the Performance of the Shares of the First Trust Nasdaq Cybersecurity ETF Principal at Risk Securities

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

￭	Prospectus dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm
￭	Product supplement dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000183988225007685/ubs_424b2-03670.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Trigger Jump Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated February 6, 2025, and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 6, 2025.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

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Trigger Jump Securities due on or about June 5, 2028 $● Based on the Performance of the Shares of the First Trust Nasdaq Cybersecurity ETF Principal at Risk Securities

Investment Overview

Trigger Jump Securities

The Trigger Jump Securities Based on the Performance of the Shares of the First Trust Nasdaq Cybersecurity ETF due on or about June 5, 2028 can be used:

￭As an alternative to direct exposure to the underlying fund that provides a potential return equal to the digital return if the underlying fund remains flat or appreciates over the term of the securities; however, by investing in the securities, you will not be entitled to participate in any increase in the price of the underlying fund or to receive any dividends paid with respect to the underlying fund or the stocks and other assets comprising the underlying fund (the “underlying constituents”).and you will not receive any interest payments. You should carefully consider whether an investment that features a fixed return and that does not provide for any dividends or interest payments is appropriate for you.

￭To provide a fixed return and potentially outperform the underlying fund in a moderately bullish scenario.

￭To provide a return of principal in the event that the final price is less than the initial price but equal to or greater than the trigger price.

If the final price is less than the trigger price, the securities are exposed on a 1:1 basis to the negative performance of the underlying fund.

Maturity:	Approximately 18 months
Digital return:	22.50%
Trigger price:	70.00% of the initial price
Interest:	None
Minimum payment at maturity:	None. Investors may lose all of their initial investment in the securities.
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.

Key Investment Rationale

Investors can use the securities to realize a return equal to 22.50% if the underlying fund remains flat or appreciates from the initial price to the final price and obtain contingent protection against a loss of principal in the event that the final price is less than the initial price but equal to or greater than the trigger price. If, however, the final price is less than the trigger price, the investor is fully exposed to a loss of their initial investment that is equal to the underlying return. Investors may lose all of their initial investment in the securities.

Investors will not be entitled to receive any dividends paid with respect to the underlying fund or the underlying constituents and the securities do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

Upside Scenario

If the final price is equal to or greater than the initial price, at maturity you will receive the stated principal amount of $1,000 plus a return equal to the digital return. In no event will your return on the securities exceed the digital return, regardless of any increase in the price of the underlying fund.

Par Scenario	If the final price is less than the initial price but equal to or greater than the trigger price, at maturity you will receive the stated principal amount.
Downside Scenario

If the final price is less than the trigger price, at maturity you will receive less than 70.00% of the stated principal amount, if anything, resulting in a percentage loss of your initial investment equal to the underlying return. For example, if the underlying return is -40%, each security will redeem for $600.00, or 60% of the stated principal amount. There is no minimum payment on the securities and you could lose all of your initial investment.

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Trigger Jump Securities due on or about June 5, 2028 $● Based on the Performance of the Shares of the First Trust Nasdaq Cybersecurity ETF Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

■You fully understand and are willing to accept the risks of an investment in the securities, including the risk of loss of all of your initial investment.

■You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as a direct investment in the underlying fund or the underlying constituents.

■You believe the final price of the underlying fund will be equal to or greater than the initial price and you can tolerate receiving a payment at maturity that will be significantly less than the stated principal amount and may be zero if the final price is less than the trigger price.

■You believe the price of the underlying fund will remain flat or appreciate over the term of the securities.

■You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of the underlying fund.

■You understand and accept that your potential return on the securities is limited to the digital return and you would be willing to invest in the securities based on the digital return indicated on the cover hereof.

■You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying fund.

■You are willing and able to hold the securities to maturity, a term of approximately 18 months, and accept that there may be little or no secondary market for the securities.

■You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

■You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■You do not fully understand or are not willing to accept the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.

■You require an investment designed to provide a full return of principal at maturity.

■You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as an investment in the underlying fund or in the underlying constituents.

■You believe that the price of the underlying fund will decline during the term of the securities or you believe that the price of the underlying fund will appreciate over the term of the securities and that such increase is likely to exceed the digital return indicated on the cover hereof.

■You seek an investment that has an unlimited return potential or you would be unwilling to invest in the securities based on the digital return indicated on the cover hereof.

■You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of the underlying fund.

■You seek current income from your investment or prefer to receive the dividends paid on the underlying fund.

■You are unable or unwilling to hold the securities to maturity, a term of approximately 18 months, or seek an investment for which there will be an active secondary market.

■You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

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Trigger Jump Securities due on or about June 5, 2028 $● Based on the Performance of the Shares of the First Trust Nasdaq Cybersecurity ETF Principal at Risk Securities

How the Securities Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities will be determined on the pricing date and will be specified in the final pricing supplement; amounts may have been rounded for ease of analysis):

Investors will not be entitled to receive any dividends paid with respect to the underlying fund or the underlying constituents. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Digital return:	22.50%
Hypothetical initial price:	$100.00
Hypothetical trigger price:	$70.00, which is 70.00% of the hypothetical initial price
Minimum payment at maturity:	None

EXAMPLE 1: The underlying fund appreciates over the term of the securities by a percentage greater than the digital return and investors receive the stated principal amount plus a return equal to the digital return at maturity.

Final Price	$160.00
Underlying Return	($160.00 - $100.00) / $100.00 = 60.00%
Payment at Maturity	= $1,000 + ($1,000 × the Digital Return)
= $1,000 + ($1,000 × 22.50%)
= $1,225.00 (Payment at Maturity)

In Example 1, the final price is equal to or greater than the initial price and the underlying return is 60.00%. Therefore, at maturity, investors receive the stated principal amount plus a return equal to the digital return, resulting in a payment at maturity of $1,225.00 per security (a total return of 22.50%).

EXAMPLE 2: The underlying fund remains flat over the term of the securities and investors receive the stated principal amount plus a return equal to the digital return at maturity.

Final Price	$100.00
Underlying Return	($100.00 - $100.00) / $100.00 = 0.00%
Payment at Maturity	= $1,000 + ($1,000 × the Digital Return)
= $1,000 + ($1,000 × 22.50%)
= $1,225.00 (Payment at Maturity)

In Example 2, the final price is equal to or greater than the initial price. Therefore, at maturity, investors receive the stated principal amount plus a return equal to the digital return, resulting in a payment at maturity of $1,225.00 per security (a total return of 22.50%).

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Trigger Jump Securities due on or about June 5, 2028 $● Based on the Performance of the Shares of the First Trust Nasdaq Cybersecurity ETF Principal at Risk Securities

EXAMPLE 3: The underlying fund declines over the term of the securities but the final price is equal to or greater than the trigger price and investors receive the stated principal amount at maturity.

Final Price	$95.00
Underlying Return	($95.00 - $100.00) / $100.00 = -5.00%
Payment at Maturity	= $1,000.00 (Payment at Maturity)

In Example 3, the final price is less than the initial price but equal to or greater than the trigger price. Therefore, at maturity, investors receive the stated principal amount of $1,000.00 per security (a total return of 0.00%), even though the underlying return is negative.

EXAMPLE 4: The underlying fund declines over the term of the securities and the final price is less than the trigger price and investors receive less than the stated principal amount at maturity.

Final Price	$50.00
Underlying Return	($50.00 - $100.00) / $100.00 = -50.00%
Payment at Maturity	=$1,000 + ($1,000 × Underlying Return)
=$1,000 + ($1,000 × -50.00%)
= $1,000 + (-$500.00)
=$500.00 (Payment at Maturity)

In Example 4, the final price is less than the trigger price. Therefore, at maturity, investors are fully exposed to the decline in the price of the underlying fund from its initial price, resulting in a payment at maturity of $500.00 per security (a loss of 50.00%).

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Trigger Jump Securities due on or about June 5, 2028 $● Based on the Performance of the Shares of the First Trust Nasdaq Cybersecurity ETF Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭The securities do not pay interest or guarantee return of the stated principal amount and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the final price is less than the trigger price, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment. There is no minimum payment at maturity on the securities and, accordingly, you could lose a significant portion and, in extreme situations, all of your initial investment.

￭Your potential return on the securities is limited to the digital return. The return potential of the securities is limited to the digital return indicated on the cover hereof. Therefore, you will not benefit from any positive underlying return that exceeds the digital return and your return on the securities may be less than it would be in an investment in the underlying fund.

￭The digital return applies only if you hold the securities to maturity. You should be willing to hold the securities to maturity. If you are able to sell the securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the securities and the return you realize may be less than the digital return, even if the then-current price of the underlying fund is equal to or greater than the initial price. You can receive the full benefit of the digital return from UBS only if you hold the securities to maturity.

■The contingent repayment of principal at maturity applies only at maturity. You should be willing to hold the securities to maturity. If you are able to sell the securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current price of the underlying fund is equal to or greater than the initial price.

￭Owning the securities is not the same as owning the underlying fund or the underlying constituents. The return on the securities may not reflect the return you would realize if you actually owned the underlying fund or the underlying constituents. For example, your return on the securities is limited to the digital return, while the potential return on a direct investment in the underlying fund or the underlying constituents would be unlimited. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the securities. In addition, as an owner of the securities, you will not have voting rights or any other rights that a holder of the underlying fund or the underlying constituents would have.

Risks Relating to Characteristics of the Underlying Fund

■Market risk. The return on the securities, which may be negative, is linked to the performance of the underlying fund and indirectly linked to the value of the underlying constituents and their issuers (the “underlying constituent issuers”). The closing price of the underlying fund can rise or fall sharply due to factors specific to the underlying fund or its or the underlying constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the sponsor of the underlying fund (the “sponsor”) and the underlying fund. For additional information regarding the underlying fund, please see “Information About the Underlying Fund” below and the sponsor’s SEC filings referred to in this section. We urge you to review financial and other information filed periodically by the sponsor with the SEC.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the price of the underlying fund will rise or fall and there can be no assurance that the final price will be equal to or greater than the initial price. The final price will be influenced by complex and interrelated political, economic, financial and other factors that affect the constituent issuers. You should be willing to accept the risks associated with the relevant markets tracked by the underlying fund in general and each underlying constituent in particular, and the risk of losing a significant portion and, in extreme situations, all of your initial investment.

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Trigger Jump Securities due on or about June 5, 2028 $● Based on the Performance of the Shares of the First Trust Nasdaq Cybersecurity ETF Principal at Risk Securities

■There is no affiliation between the sponsor or any underlying constituent issuer and UBS, and UBS is not responsible for any disclosure by such issuers. We are not affiliated with the sponsor or any underlying constituent issuer. We and our affiliates may currently, or from time to time in the future engage in business with the sponsor or any underlying constituent issuer. However, we are not affiliated with the sponsor or any underlying constituent issuer and are not responsible for such issuers' public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the securities, should conduct your own investigation into the underlying fund, underlying constituents, the sponsor or any underlying constituent issuer. Neither the sponsor nor any underlying constituent issuer are involved in the securities offered hereby in any way and have no obligation of any sort with respect to your securities. Neither the sponsor nor any underlying constituent issuer have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and return on, your securities.

■The value of an underlying asset may not completely track the value of its underlying constituents. Although the trading characteristics and valuations of an ETF will usually mirror the characteristics and valuations of its underlying constituents, the level of an ETF may not completely track the value of its underlying constituents. The level of each underlying asset will reflect transaction costs and fees that the underlying constituents in which an ETF invests do not have. In addition, although an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for an ETF or that there will be liquidity in the trading market.

￭Fluctuation of NAV. The net asset value (the “NAV”) of an ETF may fluctuate with changes in the market value of its underlying constituents. The market prices of an ETF may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of an ETF may differ from its NAV per share; an ETF may trade at, above or below its NAV per share, meaning its market price may not reflect its NAV per share.

￭Failure of the underlying fund to track the level of its target index. While the underlying fund is designed and intended to track the level of a specific index as specified herein (its “target index”), various factors, including fees and other transaction costs, will prevent an ETF from correlating exactly with changes in the level of its target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, an ETF may not invest in all the securities, futures contracts or commodities comprising its target index but rather may invest in a representative sample of the assets comprising its target index. ETFs, including the underlying fund, are therefore subject to the risk that the investment strategy selected by its investment advisor does not successfully track the level of its target index, as discussed further herein. Accordingly, the performance of the underlying fund will not be equal to the performance of its target index during the term of the securities.

￭The underlying fund utilizes a passive indexing investment approach. The underlying fund is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate or provide a representative sample of such target index. Therefore, unless a specific underlying constituent is removed from its target index, the underlying fund generally would not sell a security because the underlying constituent issuer was in financial trouble. In addition, the underlying fund is subject to the risk that the investment strategy of its investment advisor may not produce the intended results.

￭The securities are subject to currency exchange rate risk. The securities are subject to currency exchange rate risk because the underlying fund may invest in securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. Therefore, holders of the securities may be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which the underlying fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. underlying constituent. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the underlying constituents will be adversely affected and the market value of, and return on, the securities may decrease.

￭The securities are subject to risks associated with non-U.S. securities. The underlying fund is subject to risks associated with non-U.S. securities. Market developments may affect non-U.S. markets differently from U.S. securities markets and direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. Securities issued by non-U.S. companies are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the applicable underlying constituent(s) include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

￭Non-U.S. securities may also be subject to regulatory risks, including sanctions. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are

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determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Actions taken by a sponsor of a target index of an ETF or underlying asset issuer of an ETF in response to any such developments could adversely affect the performance of its target index and, as a result, the market value of, and return on the securities. Additionally, following certain events, if the calculation agent determines that a change in law has occurred with respect to the underlying fund or the sponsor or sponsor of its target index modifies or reconstitutes a target index or the underlying fund in response to what otherwise would have been a change in law, then the calculation agent may take the actions described in the accompanying product supplement under “General Terms of the Securities — Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity — Delisting, Discontinuance or Modification of, or Change in Law Affecting, an ETF”.

￭The securities are subject to risks associated with mid- and small-capitalization companies. The securities are subject to risks associated with mid- and small-capitalization companies because the First Trust Nasdaq Cybersecurity ETF is comprised in part of underlying constituents that may be considered mid- and/or small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the First Trust Nasdaq Cybersecurity ETF may be more volatile than an ETF in which a greater percentage of its constituents are issued by large-capitalization companies. Stock prices of mid- and small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of mid- and small-capitalization companies may be thinly traded. In addition, mid- and small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Mid- and small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The securities are subject to risks associated with cybersecurity companies. The securities are subject to risks associated with cybersecurity companies because the First Trust Nasdaq Cybersecurity ETF is comprised of the stocks of companies representing the cybersecurity segment of the technology and industrial sectors. As a result, the First Trust Nasdaq Cybersecurity ETF will be more affected by the performance of the cybersecurity segment of the technology and industrial sectors than an ETF that is more diversified. Cybersecurity companies are generally subject to the risks of rapidly changing technologies, short product life cycles, fierce competition, aggressive pricing and reduced profit margins, loss of patent, copyright and trademark protections, cyclical market patterns, evolving industry standards and frequent new product introductions. These companies may also be smaller and less experienced companies with limited product lines, markets, qualified personnel or financial resources.

Estimated Value Considerations

￭The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the price, volatility and any dividends paid on the underlying fund or the underlying constituents, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.

￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Fund — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price

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of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

■The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance and other costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Additional Information About the Securities — Supplemental plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the price, volatility and any dividends paid on the underlying fund or the underlying constituents; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflicts of interest. UBS and its affiliates may engage in business with the sponsor or any underlying constituent issuers or trading activities related to the underlying fund or any underlying constituents, which may present a conflict between the interests of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the payment at maturity, if any, based on the observed closing price of the underlying fund. The calculation agent can postpone the determination of the initial price or final price (and therefore the original issue date or maturity date, as applicable) if a market disruption event occurs and is continuing on the pricing date or valuation date, respectively. As UBS determines the economic terms of the securities, including the digital return and trigger price, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

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In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of, and any amounts payable on, the securities. These hedging or trading activities on or prior to the pricing date could potentially affect the initial price and, as a result, the trigger price. Additionally, these hedging or trading activities during the term of the securities could potentially affect the price of the underlying fund on the determination date and, accordingly, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying fund.

￭Potential UBS impact on price. Trading or hedging transactions by UBS and/or its affiliates in the underlying fund or any underlying constituent, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying fund or underlying constituents may adversely affect the price of the underlying fund, the performance and, therefore, the market value of, and any amount payable on, the securities.

￭Following certain events, the calculation agent can make adjustments to the underlying fund and the terms of the securities that may adversely affect the market value of, and return on, the securities. Following certain events affecting the underlying fund the calculation agent may make adjustments to the initial price, trigger price and/or final price, as applicable, and any other term of the securities and, in some instances, may replace the underlying fund. However, the calculation agent will not make an adjustment in response to every event that could affect the underlying fund. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the securities resulting solely from any such event to achieve an equitable result. Following certain events relating to the underlying fund, such as its discontinuance, a delisting or suspension of trading, or a material modification, the return on the securities may be based on a share of another ETF, on a basket of securities, futures contracts, commodities and/or other assets that the calculation agent determines is comparable to the affected ETF’s underlying constituents or on an alternative calculation of such ETF. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the securities. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity— Delisting, Discontinuance or Modification of, or Change in Law Affecting, an ETF” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

￭The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

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￭If UBS experiences severe financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a "debt-to-equity swap"), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. Prior to any debt-to-equity swap or write-off with respect to any securities, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the securities; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the securities will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the securities. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the securities and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

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Information About the Underlying Fund

All disclosures contained in this document regarding the underlying fund are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying fund. You should make your own investigation into the underlying fund.

The underlying fund is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the sponsor with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the sponsor under the Exchange Act can be located by reference to its SEC file number provided below.

First Trust Nasdaq Cybersecurity ETF

We have derived all information contained herein regarding the First Trust Nasdaq Cybersecurity ETF (the “CIBR Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the sponsor of the CIBR Fund, First Trust Advisors L.P. (the “sponsor” or “First Trust”) and the sponsor of its target index, as defined below.

The CIBR Fund is one of the separate investment portfolios that constitute the First Trust Exchange-Traded Fund II (the “Trust”). The CIBR Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Nasdaq CTA Cybersecurity™ Index (its “target index”). The target index is calculated, maintained and published by, Nasdaq, Inc. (the sponsor of the target index). The target index seeks to measure the performance of companies engaged in the cybersecurity segment of the technology and industrial sectors (as determined based on classification by the Consumer Technology Association and the sponsor of the target index), which includes companies primarily involved in the building, implementation and management of security protocols to provide protection of the integrity of data and network operations, applied to private and public networks, computers and mobile devices. The sponsor of the target index is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the CIBR Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the CIBR Fund’s website. Expenses of the CIBR Fund reduce the net asset value of the assets held by the CIBR Fund and, therefore, reduce the value of the shares of the CIBR Fund.

In seeking to track the performance of the target index, the CIBR Fund employs a replication strategy, which means that the CIBR Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the CIBR Fund generally invests substantially all, but at least 90%, of its total assets in the securities comprising the target index.

Shares of the CIBR Fund are listed on the Nasdaq Global Market under the ticker symbol “CIBR”.

Information from outside sources including, but not limited to the prospectus related to the CIBR Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the CIBR Fund or the target index.

Information filed by the Trust with the SEC, including the prospectus for the CIBR Fund, can be found by reference to its SEC file numbers: 333-143964 and 811-21944 or its CIK Code: 0001364608.

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Historical Information

The closing price of the underlying fund on November 10, 2026 was $94.63 (the “hypothetical initial price”). The graph below shows the daily closing prices of the underlying fund for the period from January 1, 2016 through November 10, 2026. The dotted line represents a hypothetical trigger price of $66.24, which is equal to 70.00% of the closing price of the underlying fund on November 10, 2026. The actual trigger price will be set on the pricing date. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing prices of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund on the valuation date.

The Shares of the First Trust Nasdaq Cybersecurity ETF – Daily Closing Prices January 1, 2016 to November 10, 2026

120
100
80
60
40
20
0
Jan-2016
Jan-2017
Jan-2013
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

We and/or our affiliates may presently or from time to time engage in business with the sponsor. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlying fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlying fund as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying fund.

The securities are not sponsored, endorsed, sold, or promoted by the sponsor. The sponsor makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The sponsor has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

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Additional Information About the Securities

Please read the information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communication network.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying fund. If your securities are so treated, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities. Subject to the “constructive ownership” rules of Section 1260 of the Code, discussed below, such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations.

Section 1260. Because the securities are linked to the shares of an ETF, there is a risk that an investment in the securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in certain “passthru entities” (including regulated investment companies such as ETFs, real estate investment trusts and passive foreign investment companies). Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement) in respect of its investment would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the taxable disposition of the securities (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of taxable disposition of the securities).

Based on certain factual representations received from us, our special U.S. tax counsel, Hogan Lovells Cadwalader US LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income

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Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury sought comments from the public on the taxation of financial instruments such as the securities, and were actively considering whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. Although the IRS subsequently obsoleted Notice 2008-2 in 2026, it is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the securities, possibly with retroactive effect. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your securities and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements, including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Subject Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a securities generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the issuer of the underlying fund would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the issuer of the underlying fund as a USRPHC and/or the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However,

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the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2029.

Based on our determination that the securities are not “delta-one” with respect to the underlying fund, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying fund or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying fund or the securities. If you enter, or have entered, into other transactions in respect of the underlying fund or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional

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hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors — Risks Relating to Hedging Activities and Conflicts of Interest” herein.

Supplemental plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $25.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $25.00 reflecting a fixed sales commission of $20.00 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” in this document.

Prohibition on sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

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Prohibition on sales to UK retail investors:

The securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no disclosure document required by the UK Financial Conduct Authority (the “FCA”) Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the securities or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulation 2024.

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You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of this document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information About UBS and the Securities	2
Investment Overview	3
Key Investment Rationale	3
Investor Suitability	4
How the Securities Work	5
Risk Factors	7
Information About the Underlying Fund	13
Historical Information	14
Additional Information About the Securities	15

Product Supplement

Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-53
Material U.S. Federal Income Tax Consequences	PS-54
Certain ERISA Considerations	PS-77
Supplemental Plan of Distribution (Conflicts of Interest)	PS-79

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	6
Where You Can Find More Information	7
Presentation of Financial Information	8
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	8
UBS AG	8
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	48
Legal Ownership and Book-Entry Issuance	65
Considerations Relating to Indexed Securities	69
Considerations Relating to Floating Rate Securities	72
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	75
U.S. Tax Considerations	77
Tax Considerations Under the Laws of Switzerland	88
Benefit Plan Investor Considerations	90
Plan of Distribution	92
Validity of the Securities	95
Experts	95

$●

UBS AG
Trigger Jump Securities
due on or about June 5, 2028

Preliminary Pricing Supplement dated November 13, 2026
(To Product Supplement dated February 6, 2025
and Prospectus dated February 6, 2025)

UBS Investment Bank

UBS Securities LLC